                                                       File No. 33-_____________


  As filed with the Securities and Exchange Commission on December 23, 1996.
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
         ______________________________________________________________
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                PAGING NETWORK, INC.
             (Exact name of Registrant as Specified in its Charter)

      DELAWARE                                          04-2740516
(State or Other Jurisdiction of                        (I.R.S. Employer
Incorporation or Organization)                         Identification No.)

        4965 PRESTON PARK BOULEVARD, SUITE 600, PLANO, TEXAS 75093
(Address of Principal Executive Offices)                   (Zip Code)

               PAGING NETWORK, INC. EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plan)

                               GLENN W. MARSCHEL
                    President and Chief Executive Officer
                               KENNETH W. SANDERS
                  Senior Vice President -- Finance, Treasurer
                              Paging Network, Inc.
                        4965 Preston Park Boulevard
                                 Suite 600
                              Plano, Texas 75093
                  (Name and Address of Agents for Service)

                              (972) 985-4100
       Telephone Number, Including Area Code, of Agents for Service.

                                Copy to:
                          ROGER D. FELDMAN, ESQ.
                        Bingham, Dana & Gould LLP
                           150 Federal Street
                            Boston, MA  02110
                             (617) 951-8000



                       CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
                                                     PROPOSED            PROPOSED
                                     AMOUNT           MAXIMUM            MAXIMUM         AMOUNT OF
 TITLE OF EACH CLASS OF              TO BE         OFFERING PRICE      AGGREGATE(1)     REGISTRATION
SECURITIES TO BE REGISTERED        REGISTERED       PER SHARE(1)      OFFERING PRICE        FEE
---------------------------------------------------------------------------------------------------

Common Stock, $0.01 par value
per share(2)                       2,000,000        $16.44            $32,880,000       $9,963
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------

(1) The proposed maximum aggregate offering price has been calculated in accordance with the provisions of Rule 457(h) under the Securities Act based on the high and low prices of the Registrant's Common Stock, $.01 par value (the "COMMON STOCK") reported in the consolidated trading system on December 17, 1996. It is not known how many shares, if any, will be purchased upon exercise of options granted under the Paging Network, Inc. Employee Stock Purchase Plan (the "PLAN").

(2) In accordance with Rule 416 under the Securities Act, this registration statement also registers an indeterminate amount of interests in the Plan that are separate securities from the shares of Common Stock being registered hereunder.

                                   PART II

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents filed by Paging Network, Inc. (the "Registrant") with the Securities and Exchange Commission (the "SEC") are hereby incorporated by reference in this Registration Statement: (1) the Registrant's Annual Report on Form 10-K for the Registrant's fiscal year ended December 31, 1995 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (2) all reports previously filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act since the end of the Registrant's 1995 fiscal year, including the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, and the Registrant's Current Report on Form 8-K dated October 16, 1996; and (3) the description of the Common Stock contained in the Registrant's registration statement on Form 8-A filed with the SEC under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      In addition, all documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.   DESCRIPTION OF SECURITIES

      Not applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS OR COUNSEL

      Not applicable.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

     Article Tenth of the Registrant's Certificate of Incorporation provides as follows:


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                                   -2-


     The Corporation shall indemnify, defend and hold harmless any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or other, including appeals, by reason of the fact that he or she is or was a director, officer, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or other agent of any corporation, or is or was serving at the request of the Corporation as a director, officer, employee or other agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or other agent, to the fullest extent authorized by the Delaware General Corporation Law, against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes and penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that except with respect to proceedings seeking to enforce the rights to indemnification granted herein, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article Tenth. Any amendment or repeal of this Article Tenth shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

     Article VI of the Registrant's By-laws contains indemnification provisions permitted by Section 145 of Delaware's General Corporation Law as follows:

          INDEMNIFICATION OF OFFICERS AND OTHERS.

     Section 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was an officer of the Corporation, or is or was serving at the request of the Corporation as director or officer of another corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     Section 2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was an officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 3. To the extent that an officer of the Corporation or person serving at the request of the Corporation as a director or officer of another corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VI or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     Section 4. Any indemnification under Sections 1 and 2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the officer or person serving at the request of the Corporation as a director or officer of another corporation is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article VI. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     Section 5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the officer or person serving at the request of the Corporation as a director or officer of another corporation to repay such amount entitled to be indemnified by the Corporation as authorized in this Article VI.

     Section 6. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

     Section 7. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was an officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VI.

     Section 8. For purposes of this Article VI, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

     Section 9. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an officer, employee or person serving at the request of the Corporation as a director or officer of another corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 10. This Article VI may be amended or repealed only by the affirmative vote of the holders of a majority of the Voting Stock; provided that no such amendment or repeal shall adversely affect any right to indemnification for any act or omission of any person referred to in Sections 1 and 2 of this
Article VI which occurred or allegedly occurred prior to the effective date of such amendment or repeal.

     Section 11. If in any action, suit or other proceeding or investigation, a director of the Corporation is held not liable for monetary damages because that director is relieved of personal liability under Article VI of the Certificate of Incorporation or otherwise, the director shall be deemed to have met the standards of conduct set forth above and to be entitled to indemnification as provided above.

     Pursuant to a certain Amended and Restated Registration Agreement dated as of January 1, 1987 among the Registrant and certain stockholders of the Registrant, such stockholders are obligated, under certain circumstances, to indemnify Directors, officers and controlling persons of the Registrant against certain liabilities arising out of the registration of the shares of the Registrant owned by such stockholders under the Act. Reference is made to such agreement filed as Exhibit 99.1 hereto.

     The Registrant has entered into indemnification agreements with each of its present Directors and executive officers. These agreements provide rights of indemnification that are substantially similar to those provided by the Registrant's Certificate of Incorporation and By-laws, and in addition provide that within thirty days of a written demand for indemnification, and within five business days of a request for an advance of expenses, the Registrant shall either make payment or determine that the relevant standards for indemnification have not been met; that in any action brought by an indemnitee to enforce the right to indemnification or advances, the burden of proving that any indemnification or advance is not appropriate shall be on the Registrant; that neither the timing of the Registrant's decision whether to indemnify nor any Registrant determination that the indemnitee has not met such standards shall create any presumption in such an action that the indemnitee has not met such standards; and that the indemnitee's expenses incurred in bringing such an action and/or in an action seeking recovery under any Directors' and officers' liability insurance policies maintained by the Registrant shall also be indemnified by the Registrant.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.


ITEM 8.   EXHIBITS

      The following exhibits are filed as part of this Registration Statement:

     4.1 Restated Certificate of Incorporation of the Registrant, as amended, incorporated by reference to Exhibit No. 3.1 to the Registrant's Registration Statement on Form S-1 (No. 33-42253).

     4.2 By-laws of the Registrant, as amended, incorporated by reference to Exhibit No. 3.3 to the Registrant's
               Registration Statement on Form S-1 (No. 33-42253).

     5 Opinion of Bingham, Dana & Gould LLP as to the legality of the securities being registered.

     23.1      Consent of Ernst & Young LLP.

     23.2      Consent of Bingham, Dana & Gould LLP (included in Exhibit 5).

     24 Power of Attorney (included on the signature pages of the Registration Statement).

     99.1 Amended and Restated Registration Agreement among the Registrant, The Golder Thoma Fund, First Capital Corporation of Chicago and George M. Perrin dated as of January 1, 1987, incorporated by reference to Exhibit 10.5 to the Registrant's Registration Statement on Form S-1 (No. 33-42253).


ITEM 9.   UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof;

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

    (5) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Plano, Texas, on the 23rd day of December, 1996.

                                   PAGING NETWORK, INC.

                                   By: /s/ Glenn W. Marschel
                                       ---------------------------
                                       President and Chief
                                       Executive Officer




                             POWER OF ATTORNEY

      Each person whose signature appears below hereby appoints Glenn W. Marschel and Roger D. Feldman, Esq. and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement on Form S-8 necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 23rd day of December, 1996.


Signature                                        Title
---------                                        ------

/s/ Glenn W. Marschel
------------------------     President and Chief Executive Officer and Director
    Glenn W. Marschel        (Principal Executive Officer)

/s/ Kenneth W. Sanders
------------------------     Senior Vice President-Finance, Treasurer,
    Kenneth W. Sanders       Chief Financial Officer and Assistant Secretary
                             (Principal Financial Officer and Principal
                             Accounting Officer)
/s/ Richard C. Alberding
------------------------     Director
    Richard C. Alberding

/s/ Bryan C. Cressey
------------------------     Director
    Bryan C. Cressey

/s/ John P. Frazee, Jr.
------------------------     Director
    John P. Frazee, Jr.

/s/ Lee M. Mitchell
------------------------     Director
    Lee M. Mitchell

/s/ George M. Perrin
------------------------     Director
    George M. Perrin

------------------------     Director
    Carl D. Thoma

                              Exhibit Index

Exhibit No.         Description of Documents
-----------         ------------------------

     4.1 Restated Certificate of Incorporation of the Registrant, as amended, incorporated by reference to Exhibit No. 3.1 to the Registrant's Registration Statement on Form S-1 (No. 33-42253).

     4.2 By-laws of the Registrant, as amended, incorporated by reference to Exhibit No. 3.3 to the Registrant's
               Registration Statement on Form S-1 (No. 33-42253).

     5 Opinion of Bingham, Dana & Gould LLP as to the legality of the securities being registered.

     23.1      Consent of Ernst & Young LLP.

     23.2      Consent of Bingham, Dana & Gould LLP (included in Exhibit 5).

     24 Power of Attorney (included on the signature pages of the Registration Statement).

     99.1 Amended and Restated Registration Agreement among the Registrant, The Golder Thoma Fund, First Capital Corporation of Chicago and George M. Perrin dated as of January 1, 1987, incorporated by reference to Exhibit 10.5 to the Registrant's Registration Statement on Form S-1 (No. 33-42253).

----------------------